                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                   NORTH CAROLINA NATURAL GAS COMPANY, INC.
- - --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                 CALVIN WELLS
- - --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    [LOGO]
                    NORTH CAROLINA NATURAL GAS CORPORATION

                      150 Rowan Street/Post Office Box 909
                    Fayetteville, North Carolina 28302-0909

       -----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 1995

       -----------------------------------------------------------------

                                                                December 5, 1994
                                                    Fayetteville, North Carolina

TO THE STOCKHOLDERS:

     Notice is hereby given that in accordance with the By-Laws, the Annual Meeting of the Stockholders of North Carolina Natural Gas Corporation (the "Company") will be held at The Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, at 10:00 A.M., on the 10th day of January, 1995, for the following purposes:

     1. To elect three Directors to serve for a term of three years.

     2. To transact such other business as may properly come before the meeting.

     Only stockholders of record on November 25, 1994 are entitled to vote at the Annual Meeting and any adjournment thereof.

                                          SALLY T. SOWERS,
                                          Secretary

- - --------------------------------------------------------------------------------

Each Stockholder Who Does Not Expect to Attend is Urged to Date and Sign the Enclosed Proxy and Return it Promptly in the Enclosed Envelope Which Requires No Postage if Mailed in the United States.

                     NORTH CAROLINA NATURAL GAS CORPORATION

                      150 ROWAN STREET/POST OFFICE BOX 909
                    FAYETTEVILLE, NORTH CAROLINA 28302-0909
                                  910-483-0315
                                DECEMBER 5, 1994
                      ------------------------------------
                                Proxy Statement
                      ------------------------------------

     This proxy statement is furnished to Stockholders by the management of the Company for solicitation of proxies for use at the Annual Meeting of Stockholders on Tuesday, January 10, 1995, at 10:00 A.M. at The Radisson Prince Charles Hotel, 450 Hay Street, Fayetteville, North Carolina, and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. Any proxy given pursuant to the solicitation may be revoked by the persons giving it at any time before it is exercised. However, any proxy duly executed will continue in full force and effect until written instructions revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Company. A proxy may also be revoked if the person executing the proxy is present at the meeting and orally states that he wishes to vote in person.

     The Annual Report for the twelve-month period ended September 30, 1994, is enclosed herewith.

     This proxy is solicited on behalf of the Board of Directors of the Company and the cost of solicitation has been or will be borne by the Company. The solicitation is to be by mail. In addition, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for their expense in so doing. It may be that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitation will be made by officers and regular clerical employees of the Company who will not be additionally compensated therefore.

RECORD DATE AND VOTING SECURITIES

     Only common stockholders of record at the close of business on the 25th day of November, 1994, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 6,366,544 shares of common stock, $2.50 par value. Each outstanding share entitles the record holder to one vote. No stockholder has the right to vote cumulatively for the election of directors. As of September 30, 1994, no stockholder, to the knowledge of the Company, is the beneficial owner of 5% or more of the Company's common stock.

ELECTION OF DIRECTORS AND INFORMATION AS TO MEMBERS

     The Board of Directors is divided into three classes, with the term of office of each class ending in successive years. The terms of the Directors of Class I expire with this Annual Meeting of Stockholders. Each of the nominees for Class I, if elected, will serve three years until the 1998 Annual Meeting and until their successors have been elected and qualified. The current Directors of Classes II and III will continue in office until the 1996 and 1997 Annual Meetings, respectively.

     The persons named in the enclosed form of proxy will vote for the election of the three nominees named below. In the event any of the nominees should become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The proxies solicited hereby will be voted FOR the election of three nominees listed below unless otherwise specified in the proxy.

     All of the nominees are currently Directors of the Company and each has served continuously as a Director of the Company since the year indicated except Mr. Johnson who has been elected a director effective December 15, 1994, to fill a vacancy created by the retirement of Donald W. McCoy. The Company is not aware of any reason why any nominee would be unable to serve.

     The following table sets forth the names and ages of the Nominees and Continuing Directors, their principal occupation during the past five years and other data regarding them, including Company securities beneficially owned at November 25, 1994, based on information received from the respective nominees and continuing Directors.

                        INFORMATION CONCERNING DIRECTORS

                                                                                                    SHARES
                             DIRECTOR          PRINCIPAL OCCUPATION AND DIRECTORSHIPS IN          BENEFICIALLY
          NAME          AGE   SINCE             OTHER PUBLIC COMPANIES WHERE APPLICABLE           OWNED(1)(2)
 ---------------------- ---  --------  ---------------------------------------------------------- -----------
                                                   NOMINEES FOR ELECTION AS DIRECTORS
 George T. Clark, Jr.   66     1978    Attorney at Law, Wilmington, North Carolina                    6,286
 Robert T. Johnson      58     1994    Retired Partner, Arthur Andersen LLP, Atlanta, Georgia         2,000
 William H. Prestage    59     1988    President, Prestage Farms, Clinton, North Carolina             9,340

                                                          CONTINUING DIRECTORS
 Paul A. DelaCourt      60     1989    Chairman, The North Carolina Enterprise Corporation; Vice      7,250
   (Term Expires 1996)                 Chairman, North Hills, Inc., Raleigh, North Carolina;
                                       Directorships: Federal Reserve Bank of Richmond and Golden
                                       Corral Corporation.
 C. Felix Harvey        74     1983    Chairman, Harvey Enterprises, Inc., farm and petroleum        59,647
   (Term Expires 1996)                 products, and real estate, Kinston, North Carolina,
                                       Directorship: Katy Industries, Inc.
 James E.S. Hynes       54     1993    Chairman of the Board of Hynes Sales Co. Inc.,                 3,000
   (Term Expires 1997)                 manufacturers representatives, Directorship: Ruddick
                                       Corporation
 Hector MacLean         74     1959    Chairman Emeritus, Southern National Corporation,                360
   (Term Expires 1996)                 Lumberton, North Carolina, Directorship: Southern National
                                       Corporation.
 Richard F. Waid        66     1981    Managing Director, The Robinson-Humphrey Company,             13,019
   (Term Expires 1997)                 Investment Banking & Securities Broker/Dealer, Atlanta,
                                       GA, 1992-date; Senior Vice President, Tucker Anthony,
                                       Incorporated, Investment Banking & Securities
                                       Broker/Dealer, Washington, D.C., 1990-1992; Executive Vice
                                       President, Johnston, Lemon & Co., Inc. Investment Banking,
                                       Washington, D.C., 1988-1990. Directorships: Griffith
                                       Consumers Corp. and Iverson Technology Corp.
 Calvin B. Wells        58     1981    Chairman, President and Chief Executive Officer of the         7,593
   (Term Expires 1997)                 Company.
 All Directors and Officers as a                                                                    108,495
   Group, including those named above
   (22 persons)

- - ---------------

(1) The percentage of outstanding shares owned beneficially by each person named above is less than 1%; and all Directors and Officers as a group owned 1.9%.
(2) Includes full shares acquired through the Dividend Reinvestment Plan.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Meetings of the Board of Directors are held regularly each quarter, including an organizational meeting following the conclusion of the Annual Meeting of Stockholders. Special meetings of the Directors are called as necessary. The Board held five meetings in fiscal year 1994.

     The Company has two standing committees of the Board of Directors, an Audit Committee and a Personnel Committee. The Company does not have a Nominating Committee.

     The Audit Committee, which consists of Messrs. Harvey, MacLean, Prestage and Waid, is responsible for approval of the services performed by the Company's independent accountants and for review of the objectivity of its financial reporting. It meets with appropriate Company financial personnel and independent public accountants in connection with its review of the financial statements to be included in the Company's Annual Report to Stockholders. This Committee also recommends to the Board the appointment of the independent public accountants to serve as auditors for the following year in examining the accounts of the Company. This Committee met one time during fiscal year 1994.

     The Personnel Committee, which consists of Messrs. Clark, DelaCourt and Hynes, approves changes in the Company's pension plan and makes recommendations to the Board with respect to compensation of the officers of the Company. This Committee met one time during fiscal year 1994.

     During the past fiscal year, no member of the Board of Directors attended fewer than 75% of the Directors' meetings or 75% of the meetings of committees of the Board of Directors on which they served.

DIRECTORS' COMPENSATION

     The Company's standard arrangement for compensation of Directors is payment of $1,250 per month as a Director's retainer fee and $600 for attendance at each meeting of the Board or a committee. Salaried officers of the Company also serving on the Board of Directors receive no additional compensation for their services as members of the Board of Directors.

     Under a retirement plan for Directors adopted by the Board on January 13, 1981, as amended, Directors of the Company, upon retirement from the Board of Directors at age 75 and after serving as a Director for five years or more, will be paid retirement compensation for life in an amount equal to the annual Director's retainer fee. If a Director elects to retire before age 75, the retirement compensation continues for the number of years he served on the Board. In the event of a change in control of the Company, a Director who has served not less than five years on the Board may elect to retire at such time with retirement compensation for life. After retirement, each Director shall be an Advisory Director available to the Board of Directors for consultation and advice.

DIRECTORS' TRANSACTIONS

     McCoy, Weaver, Wiggins, Cleveland & Raper, a law partnership, received the sum of $211,501 for legal services rendered to the Company and its wholly owned subsidiaries, NCNG Exploration Corporation and Cape Fear Energy Corporation, during the fiscal year ended September 30, 1994. Donald W. McCoy, an Advisory Director, is a partner in such law partnership. McCoy, Weaver, Wiggins, Cleveland & Raper has been retained by the Company for the prior two fiscal years and is currently retained by the Company.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid to the Company's chief executive officer and the two other most highly compensated executive officers of the Company for the fiscal years 1992, 1993 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                          ANNUAL COMPENSATION         AWARDS
                                       -------------------------   ------------
                                                          OTHER     RESTRICTED          ALL
           NAME AND                                       ANNUAL      STOCK            OTHER
      PRINCIPAL POSITION        YEAR    SALARY    BONUS   COMP.       AWARDS      COMPENSATION(1)
- - ------------------------------  ----   --------   -----   ------   ------------   ---------------
Calvin B. Wells                 1994   $225,608    $ 0      $0          $0            $     0
  Chairman, President and       1993    205,608      0       0           0              3,465
  Chief Executive Officer       1992    188,680      0       0           0              3,465
Gerald A. Teele                 1994    153,858      0       0           0                  0
  Senior Vice President         1993    143,118      0       0           0              2,455
  and Chief Financial Officer   1992    134,492      0       0           0              2,455
Terrence D. Davis               1994    108,650      0       0           0                  0
  Vice President -- Operations  1993     97,967      0       0           0              1,110
  and Industrial Sales          1992     84,482      0       0           0              1,110

- - ---------------

(1) This compensation represents 4% of fiscal 1991 base compensation authorized by the Board of Directors and paid in installments of 2% in September 1992 and 2% in March 1993.

     The persons named above are participants in the Company's retirement plan which provides for fixed benefits for all Company employees. Such benefits are computed on an actuarial basis. Contributions for individual employees cannot readily be separately or individually calculated by the actuaries for the Plan. However, the Company contributed 3.16% of the covered compensation of all plan participants during the fiscal year ended September 30, 1994. The Plan is designed on an actuarial basis to provide for fixed benefits to covered employees upon retirement at age 65. The estimated annual retirement benefit based on anticipated years of credited service of the persons named above is shown below:

                       ANTICIPATED YEARS       ESTIMATED ANNUAL
       NAME           OF CREDITED SERVICE     RETIREMENT BENEFIT
- - ------------------    --------------------    ------------------
Calvin B. Wells                27                  $ 84,513
Gerald A. Teele                31                  $ 75,080
Terrence D. Davis              19                  $ 52,250

KEY EMPLOYEE STOCK OPTION PLAN

     The Key Employee Stock Option Plan (the "Plan") was authorized by the Board of Directors and Shareholders in 1990. Specified key employees of the Company (currently 15 persons) are eligible to receive an option to purchase shares of Common Stock of the Company. The purpose of the Plan is to attract and retain individuals of outstanding ability and to encourage such key employees to acquire an ownership in the Company.

     The Plan is administered by the Personnel Committee of the Board of Directors. No member of the Committee and no Director who is not also an employee of the Company or one of its subsidiaries is eligible to participate in the Plan. The Committee is authorized to interpret the Plan and establish rules relating to it; to prescribe terms and conditions of agreements for the grant of options and any other forms or instruments required under the Plan, consistent with the requirements of the Plan; and to make other determinations and take other actions necessary or advisable to administer the Plan in a proper manner.

     Under the Plan, options may be granted to all key employees as a group to purchase up to a maximum of 150,000 shares of the Company's Common Stock as adjusted for a stock split during 1992. The option price per share in each case will be 90% of the "fair market value" of a share of the Company's Common Stock on the date the option is granted as determined under the terms of the Plan. Payment of the purchase price upon exercise of an option must be made in cash. However, the Company shall pay to any employee exercising an option a sum equal to 50% of the dividends which would have been payable on the shares of Common Stock covered by the option during the period from the grant of the option to the exercise of the option but not to exceed five years. Proceeds received by the Company upon the exercise of options will be used for general corporate purposes.

     An option may not be exercised until five years following the date of grant and shall then be exercisable only during the next two-year period (the "Option Period"). An option will terminate upon the earliest to occur of: (i) expiration of the Option Period; (ii) termination of the employee's employment during the five-year period following the date of grant for any reason other than death, disability or retirement under the Pension Plan; or (iii) three months following termination of the employee's employment for any reason during the Option Period. In the event of termination of employment during the five-year period following the date of grant due to death, disability or retirement, the employee (or, in the event of death, his beneficiary or estate) shall immediately become entitled to exercise the option for a period of three months as to a portion of the shares equal to the number of full calendar months between the date of grant and the date of termination divided by sixty. The plan also provides for a forfeiture at the discretion of the Committee of an employee's rights to purchase a portion of the shares subject to an option in certain cases where the employee is demoted or his responsibilities are reduced during the five years following the date of grant, and allows the Committee to provide that any option granted will otherwise expire or terminate prior to the expiration of the Option Period upon the occurrence of other events specified by the Committee. Options may be granted under the Plan on terms deemed appropriate by the Committee but which differ from those provided in the Plan where such options are granted in substitution for options held by employees of other corporations who become employees of the Company or one of its subsidiaries as the result of a merger or consolidation with the Company or the acquisition by the Company of such other corporation.

     The number, class and/or purchase price of shares as to which options may be granted under the Plan or which are subject to previously granted options shall be proportionately adjusted in such manner as the Committee deems appropriate in the event of (i) a dividend by the Company payable in shares of its Common Stock; (ii) any recapitalization, reclassification, split-up or consolidation of, or other change in, the Company's Common Stock, or (iii) an exchange of the outstanding shares of the Company's Common stock for a different number or class of shares or other securities of the Company or any other corporation in connection with a merger, consolidation or other reorganization of or involving the Company, or in connection with a sale by the Company of all or substantially all of its assets.

     The Board of Directors may from time to time amend, terminate or suspend the Plan (but without affecting options granted prior to the time of any such action); provided, however, that without shareholder approval, no such amendment may change the aggregate number of shares for which options may be granted (as adjusted under the Plan), change the option exercise price (with the exception of adjustments provided for in the Plan and certain changes in the method of determination of the "fair market value" of shares), change the maximum period during which options may be exercised, extend the termination date of the Plan, or materially change requirements as to eligibility for participation in the Plan.

     In June 1990, September 1991 and December 1993, the Personnel Committee of the Board of Directors granted options under the Plan to purchase a total of 84,300, 5,700 and 2,600 shares, respectively, of the Company's Common Stock at an exercise price of $13.80, $14.10 and $24.98, respectively. The closing sale price of the Company's Common Stock on the dates of grant were $15.33, $15.67 and $27.75, respectively. Of this amount, options were granted to Calvin B. Wells to purchase 12,000 shares; Gerald A. Teele to purchase 8,400 shares; and Terrence D. Davis to purchase 5,700 shares. Options are now outstanding to key employees as a group (15 persons) including the foregoing individuals to purchase 75,350 shares. The stock prices and number of shares have been adjusted to reflect the stock split with a record date of September 30, 1992, and issue date of October 30, 1992.

EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "ESPP") was adopted by the Board of Directors and approved by Shareholders in 1990. The purpose of the ESPP is to encourage employees of the Company to purchase Common Stock in the Company and thereby increase employee interest in the successful operations of the Company and allow the Company's employees to share in the economic growth and success of the Company through stock ownership.

     The ESPP is administered by a committee of four (4) or more individuals who are Directors or employees of the Company. The ESPP provides for the reservation of 300,000 shares, adjusted for the stock split, of the Company's Common Stock available to all eligible employees of the Company.

     Eligible employees of the Company are those employees who have completed twelve (12) months of continuous service with the Company and meet the minimum work hours per week. Such employees may authorize a payroll deduction of any amount between 2% and 6% of their compensation, including bonuses and overtime, for the purchase of the Company's Common Stock. Any payroll deduction designated by an employee must be in whole multiples of 1% and any stock purchased from the Company on behalf of an employee shall be purchased once a year at a price equal to 90% of the lesser of the average of five (5) trading days ending on:

     (a) the first day of the offering period, or

     (b) the last day of the offering period.

The offering period shall be each twelve (12) month period commencing on January 1.

     The Board of Directors has the right to amend or terminate the ESPP at any time. The Plan was originally scheduled to terminate January 1, 1994. However in September 1993, the Board of Directors amended the Plan to extend the termination date to the earlier of (a) January 1, 1999, or (b) the date on which all or substantially all of the shares of Common Stock authorized for issuance under the Plan have been purchased. Except for stock splits, stock dividends or other reclassifications or adjustments in capital resulting from reorganizations or mergers, the Company may not, without Shareholder approval, (i) increase the number of shares of Common Stock reserved under the ESPP;

(ii) change the method of determining the purchase price for shares of Common Stock; (iii) materially increase the benefits accruing to Participants; or (iv) materially change the eligibility requirement for participation in the ESPP.

     The expenses incurred by the ESPP or the Committee of the Board of Directors administering the ESPP shall be borne by the Company. In addition, to the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Committee from any and all action or inactions of the Committee in connection with the administration of the ESPP except for actions or inactions which are not made in good faith or which constitute willful misconduct.

     In June 1990, the Board of Directors authorized that purchase rights be granted to employees under the ESPP. In January 1994, under the 1990 Plan, 12,677 shares were issued to 219 eligible employees at $20.86 per share (average market price was $23.18). The executive officers as a group (10 persons) purchased 2,462 of these shares.

EMPLOYEE RETIREMENT PLAN

     The Company has a noncontributory defined benefit retirement plan covering all full time employees upon attainment of age 21 and completion of one (1) year of service. Benefits under the retirement plan are based on the participant's average annual compensation (defined as the total cash compensation paid by the Company to the participant for a plan year) during the highest five (5) consecutive years of the last ten (10) years prior to retirement. These benefits become fully vested prior to normal retirement age upon the completion of five
(5) years of service. Benefits are also provided under the plan in the event of early retirement or disability retirement at or after age 55 and the completion of at least twenty (20) years of service.

     The table below illustrates the amount of annual, normal retirement benefits payable under the plan based upon application of the plan formula to the specified average compensation and years of credited service at normal retirement age. These amounts are in addition to Social Security benefits that would be paid at normal retirement age. The Omnibus-Budget Reconciliation Act of 1993 limits the retirement benefits that can be provided by a qualified plan by reducing the amount of compensation that can be used in calculating benefits to a maximum of $150,000 beginning in 1994 with provision for increases in the future based on increases in the cost of living. The Company does not currently have a nonqualified "benefit restoration" plan.

                     YEARS OF CREDITED SERVICE
  AVERAGE        ----------------------------------
COMPENSATION       10          15        20 OR MORE
- - ------------     -------     -------     ----------
  $ 50,000       $12,500     $18,750      $ 25,000
    60,000        15,000      22,500        30,000
    70,000        17,500      25,250        35,000
    80,000        20,000      30,000        40,000
    90,000        22,500      33,750        45,000
   100,000        25,000      37,500        50,000
   110,000        27,500      41,250        55,000
   125,000        31,250      46,675        62,500
   140,000        35,000      52,500        70,000
   150,000        37,500      56,250        75,000(1)

- - ---------------

(1) Mr. Wells' estimated annual retirement benefit shown on Page 4 is $84,513 due to compensation amounts used to calculate his benefits prior to the passage of the Omnibus-Budget Reconciliation Act of 1993.

EXECUTIVE EMPLOYMENT AGREEMENTS
IN THE EVENT OF CHANGE IN CONTROL

     The Company has Employment Agreements ("Agreements") with ten (10) of its executive officers holding the rank of corporate vice president or higher. The purpose of such Agreements is to encourage retention of its present senior executive officers and provide assurance that such officers are able to devote their full attention and energies to the Company's business in the face of potentially disruptive and distracting circumstances that may arise upon an attempted or actual change in control or takeover of the Company. The Agreements provide for the payment of certain severance benefits only in the event of a termination of employment following a change in control of the Company. A "Change in Control" is deemed to have occurred if (i) the Company consolidates or merges into or with another corporation as a result of which the Company is not the surviving corporation, or (ii) a majority of the outstanding shares of the Company are acquired by any other corporation, person or group.

     Each officer is entitled to such benefits in the event his employment with the Company or its successor is terminated within a period of three (3) years following a Change in Control unless such termination is (i) due to his death or retirement, (ii) by the Company for "cause" or due to his "disability", or (iii) by the officer other than for "Good Reason". Such benefits consist of severance pay in an amount equal to the executive's salary in effect at the time of Change in Control for a maximum period of two (2) years and eleven (11) months plus participation in any pension or retirement plans, life insurance, health and accident insurance, and disability benefits normally due the employee provided that if the terminated executive obtains employment with another employer, the amount of compensation due the terminated employee by the Company or its successor will be reduced by the salary paid by the other employer. With respect to all individuals who have such Agreements, the average of their current annual salaries is $107,010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no executive officer-director interlocks where an executive of the Company serves on the Compensation Committee of another company that has an executive officer serving on the Company's Board of Directors. Messrs. George T. Clark, Jr., Paul A. DelaCourt and James E.S. Hynes serve as the Directors' Personnel Committee which acts as the Compensation Committee.

REPORT OF PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

     The Personnel Committee is responsible for recommending to the Board of Directors the compensation level of the Chief Executive and other officers of the Company. This Committee is comprised of three independent outside directors who are not eligible to participate in any compensation program available to officers or employees of the Company.

     The Committee's compensation philosophy is based on the following principles:

     (1) Compensation of the Company's executives is to be motivational and emphasize the key financial and operating objectives that have the ultimate goal of enhancing shareholder value while fulfilling the Company's responsibilities as a regulated North Carolina utility;

     (2) The levels of compensation shall reflect consideration of the level of job responsibility, individual performance, experience and industry peer comparisons;

     (3) Executive compensation is to be competitive in order to retain and attract qualified employees. In addition to monetary payments, the Company shall award stock options to executives in order to increase their stock ownership in the Company, thereby aligning the interests of executives with those of shareholders;

     (4) The Committee shall set compensation for its executives outside the presence of the executives concerned.

     The compensation of executive officers consists primarily of a base salary and the Key Employee Stock Option Plan previously described. Options granted under the Company's Stock Option Plan may not be exercised until five years following the date of grant and shall then be exercisable only in the next two-year period. This Plan is designed to attract and retain capable individuals and to encourage these employees to acquire an ownership interest in the Company and provide additional incentive for them to exert their best efforts to increase shareholder value. One option was granted during Fiscal Year 1994. Information on the unexercised options at September 30, 1994 is shown on Page 6.

     On recommendation of the Personnel Committee and approval of the Board of Directors, Mr. Wells' salary was set at a level of $230,000 at the January 1994 meeting of the Board of Directors. This compensation level was set based on the factors indicated above, including compensation of individuals holding similar positions in other gas distribution companies, return on equity, other financial and operating performance indicators and certain qualitative factors. The performance of the Company's stock and total return for the most recent five-year period of his leadership as Chief Executive Officer is shown on the performance graph on Page 10.

     This report is submitted by members of the Personnel Committee: Paul A. DelaCourt, Chairman; George T. Clark, Jr.; and James E.S. Hynes.

PERFORMANCE GRAPH

     The graph below compares the yearly change in the cumulative total stockholder return for NCNG Common Stock as compared with the S&P 40 Utilities and a peer group of companies. This graph assumes investment of $100 in stock or index on September 30, 1989 and reinvestment of all subsequent dividends.

      Measurement Period                         S&P 40
    (Fiscal Year Covered)            NCNG       Utilities        Peer Group
1989                             $   100         $   100         $   100
1990                                 106              99             106
1991                                 125             115             128
1992                                 185             131             159
1993                                 251             163             203
1994                                 218             142             185

INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected the firm of Arthur Andersen LLP to continue as independent accountants for the Company and its wholly-owned subsidiaries, NCNG Exploration Corporation and Cape Fear Energy Corporation, for the fiscal year beginning October 1, 1994. Arthur Andersen LLP has acted for the Company in such capacity since 1959.

     Before each professional service was rendered by Arthur Andersen LLP, it was approved by, and the possible effect on the independence of the accountants was considered by, the Audit Committee of the Board of Directors. An invitation has been extended to the firm of Arthur Andersen LLP to attend the Annual Meeting of Stockholders with the opportunity to make a statement and to answer appropriate questions. A representative of the firm has indicated he will attend the meeting.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1996 Annual Meeting and included in the proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices not later than August 4, 1995.

ANNUAL REPORT

     Pursuant to regulations of the Securities and Exchange Commission (S.E.C.), the Company is required to file with the S.E.C. an Annual Report on Form 10-K within 90 days of the end of each fiscal year. ON OR AFTER DECEMBER 31, 1994, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, POST OFFICE BOX 909, 150 ROWAN STREET, FAYETTEVILLE, NORTH CAROLINA 28302-0909, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FORWARDED WITHOUT CHARGE TO THE STOCKHOLDER MAKING SUCH REQUEST.

OTHER MATTERS

     The management of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     By order of the Board of Directors this 5th day of December, 1994.

                                                Sally T. Sowers, Secretary

NORTH CAROLINA NATURAL GAS CORPORATION                                                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FAYETTEVILLE, N.C. 28302-0909

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Calvin B. Wells and Sally T. Sowers, or either of them, with full power of substitution as proxies, to vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on January 10, 1995, and at any adjournments thereof as follows:

    1. ELECTION OF DIRECTORS
       / / VOTE FOR all nominees listed below                        / /  WITHHOLD AUTHORITY to vote for all nominees listed below

                              Nominees: George T. Clark, Jr., Robert T. Johnson, William H. Prestage

       (INSTRUCTIONS: To withhold authority to vote for any individual nominee,  strike a line through the nominee's name.)
    2. Upon any other business which may properly come before the meeting or any adjournment thereof.

                                           (continued and to be signed on reverse side)

- - ------------------------------------------------------------------------------------------------------------------------------------

                                                    (continued from other side)

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                       DATED
                                                                                           ------------------------------
                                                                                              (Be sure to date Proxy)

                                                                                       ----------------------------------
                                                                                       Signature

                                                                                       ----------------------------------
                                                                                       Signature if held jointly

- - ------------------------------------------------------------------------------------------------------------------------------------
                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
- - ------------------------------------------------------------------------------------------------------------------------------------